1 EMPLOYMENT AGREEMENT THIS EMPLOYMENT AGREEMENT, effective as of November 1, 2026, is between SUMMIT HOTEL PROPERTIES, INC., a Maryland corporation (the "Company"), and ADAM WUDEL (the "Executive"). WITNESSETH: WHEREAS, the Company currently employs the Executive as its Executive Vice President, Corporate Development; and WHEREAS, effective as of the Effective Date (as defined below), the Company and the Executive desire that the Company shall employ the Executive as its Executive Vice President and Chief Operating Officer on the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the premises and mutual obligations hereinafter set forth, the parties agree as follows: 1. EMPLOYMENT. The Company shall employ the Executive, and the Executive agrees to be so employed, in the capacity of the Company's Executive Vice President and Chief Operating Officer to serve for the Term (as hereinafter defined) hereof, subject to earlier termination as hereinafter provided. The Executive shall report directly to the Company’s Chief Executive Officer. 2. TERM. The Initial Term of the Executive's employment hereunder (the "Initial Term") shall be for a period of one (1) year commencing on November 1, 2026 (the “Effective Date”) and continuing until November 1, 2027. If neither the Company nor the Executive has provided the other with written notice of an intention to terminate this Agreement at least thirty (30) days before the end of the Initial Term (or any subsequent renewal period) (a “Non-Renewal”), this Agreement will automatically renew for successive twelve (12)-month periods. For purposes of this Agreement, the word "Term" means the Initial Term and any renewal period pursuant to the preceding sentence and any extension pursuant to clause (ii) of the following sentence. Notwithstanding the preceding sentences (i) this Agreement may be terminated earlier as provided herein and (ii) if a Control Change Date (as defined in Section 10 of this Agreement) occurs during the Term, then the Term shall not end before the first anniversary of the Control Change Date or the date this Agreement is terminated earlier as provided herein. 3. SERVICES; PRINCIPAL LOCATION. (a) Services. The Executive shall devote substantially all the Executive's business time, attention and effort to the Company's affairs. The Company agrees that the Executive may engage in civic and community activities and endeavors provided that such activities do not interfere with the performance of the Executive's duties hereunder. The Executive shall have full authority and responsibility for formulating policies and administering the Company in all respects, subject to the general direction, approval and control of the Company’s President and Chief Executive Officer. (b) Principal Location. During the Term, the principal place of the Executive’s employment shall be at the Company’s offices in Austin, Texas; provided that the Executive may be required to travel on Company business during the Term.

2 4. COMPENSATION. (a) Base Salary. During the Term, the Company shall pay the Executive an annual base salary (“Base Salary”) equal to Four Hundred Fifty Thousand Dollars ($450,000.00), subject to any increases approved by the Board of Directors of the Company (the “Board”) or its Compensation Committee (the "Committee"). Such Base Salary shall be paid in accordance with the Company's payroll schedule and shall be pro-rated for any partial year of employment. Any increase in Base Salary shall not serve to limit or reduce any other obligations to the Executive under this Agreement. (b) Annual Bonus. In addition to the Executive's annual Base Salary, for performance in each calendar year during the Term, the Executive shall have the opportunity to earn an annual cash performance bonus (an “Annual Bonus”). The Annual Bonus shall be earned and payable to the extent that predetermined individual and/or corporate goals established by the Committee are achieved and any other requirements prescribed by the Committee, at the time the performance goals are established, are satisfied. Subject to the satisfaction of any requirements described in the preceding sentence, the Annual Bonus that will be earned on account of achieving a "target" level of performance (as established by the Committee) shall not be less than one hundred percent (100%) of the Executive's then current Base Salary. Any Annual Bonus that is earned pursuant to this Section 4(b) shall be prorated for any partial year of employment and shall be paid in a single lump sum payment no later than March 15 following the calendar year in which the Annual Bonus is earned. Notwithstanding the foregoing, for calendar year 2026, the Executive’s Annual Bonus shall be based on a pro-rata amount of the annual bonus that the Executive would have received in his previous role with the Company as Executive Vice President, Corporate Development for the number of months in 2026 in said role, plus a pro-rata annual bonus determined as set forth above for the number of months that the Executive is employed by the Company as Executive Vice President and Chief Operating Officer. 5. BENEFITS. (a) Vacation. The Executive shall be entitled each calendar year to a vacation, during which time the Executive's compensation shall be paid in full. The time allotted for such vacation shall be an aggregate of four (4) weeks. For any partial year of employment, the Executive shall be entitled to receive a prorated paid vacation based upon the amount of time that the Executive has worked during such year. If, during the year in which the Executive’s employment terminates, the Executive has not taken all of the vacation time computed on a prorated basis, the Executive shall be paid, within 10 days following such termination (or at such earlier time as may be required under applicable law) and at the Executive's regular rate of Base Salary, for unused vacation. In the event Executive has taken more vacation time than allotted for the year of termination, there shall be no reduction in compensation otherwise payable hereunder. (b) Employee Benefits. During the Term, the Executive and/or the Executive's family, as the case may be, shall be eligible to participate in all Company employee benefit plans in which other executive level employees of the Company and/or the members of their families, as the case may be, are eligible to participate including, but not limited to, any retirement, pension, profit-sharing, insurance, or other plans which may now be in effect or which may hereafter be adopted by the Company. Regarding life insurance, the Executive shall have the right to name the beneficiary of such life insurance policy. (c) Equity Plan Participation. The Executive shall be eligible to participate in the Company's 2024 Equity Incentive Plan and any subsequent equity incentive plan established during the Term and shall receive awards, in such amounts and subject to such terms, as determined by the Committee or the Board in its sole discretion.

3 6. EXPENSES. The Company recognizes that the Executive may incur certain out-of-pocket expenses related to the Executive's services and the Company's business, and the Company agrees to promptly reimburse the Executive for all reasonable expenses necessarily incurred in accordance with the Company’s expense reimbursement policy by the Executive in the performance of the Executive's duties to the Company upon presentation of a voucher or documentation indicating the amount and business purposes of any such expenses. These expenses include, but are not limited to, travel, meals and entertainment. Expenses that are reimbursable to the Executive under this Section 6 shall be paid to the Executive in accordance with the Company's expense reimbursement policy but in no event later than March 15 following the calendar year in which the expense is incurred. 7. TERMINATION. (a) Grounds. This Agreement shall terminate in the event of the Executive's death. In the case of the Executive's Disability, the Company may elect to terminate the Executive's employment because of such Disability. The Company also may terminate the Executive's employment pursuant to a Termination With Cause or a Termination Without Cause. Finally, the Executive may terminate the Executive's employment with the Company pursuant to either a Voluntary Termination or a Voluntary Termination for Good Reason. For purposes of this Agreement, the terms Disability, Voluntary Termination, Voluntary Termination for Good Reason, Termination With Cause and Termination Without Cause are defined in Section 10 of this Agreement. (b) Notice of Termination. Any termination by the Company or the Executive (other than upon death) shall be communicated by Notice of Termination to the Executive or the Company, as applicable. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon and the specific ground for termination; (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination; and (iii) specifies the date of termination in accordance with Section 7(c) below. (c) Date of Termination. For the purposes of this Agreement, "Date of Termination" means (i) if the Company intends to treat the termination as a termination based upon the Executive's Disability, the Executive's employment with the Company shall terminate effective on the thirtieth (30th) day after the date of the Notice of Termination (which may not be given before the Executive has been absent from work on account of a physical or mental illness or physical injury for at least one hundred fifty (150) days) provided that, before such date, the Executive shall not have returned to the performance of the Executive's duties with or without reasonable accommodation; (ii) if the Executive's employment is terminated by reason of the Executive’s death, the Date of Termination shall be the date of death of the Executive; (iii) if the Executive's employment is terminated by reason of Voluntary Termination, the Date of Termination shall be thirty (30) days from the date of the Notice of Termination or such earlier date as the Company may determine in its sole discretion (and the Executive shall be deemed to have terminated employment by Voluntary Termination if the Executive voluntarily refuses to provide substantially all the services described in Section 3 hereof for a period greater than four (4) consecutive weeks, excluding periods in which the Executive is not performing services on account of vacation in accordance with Section 5(a) hereof and periods in which the Executive is not performing services on account of the Executive's illness or injury or the illness or injury of a member of the Executive's immediate family or an approved leave under the Family and Medical Leave Act, if applicable); in such event, the Date of Termination shall be the day after the last day of such four-week period; (iv) if the Company intends to treat the termination as a Termination With Cause, the Company shall provide the Executive written notice of such grounds for termination and the Executive shall have, to the extent provided in Section 10(i), the period specified in Section 10(i) to cure such cause to the reasonable satisfaction of the Board or to the reasonable satisfaction of the Board's Audit Committee, as applicable, failing which, the Date of Termination shall be the end of the applicable cure period; (v) if the Executive's employment is terminated by reason of Voluntary Termination for Good Reason, the Date of Termination

4 shall be thirty (30) days after the end of the thirty (30) day cure period; or (vi) if the Executive's employment is terminated by a Termination Without Cause, the Date of Termination shall be thirty (30) days from the Notice of Termination. 8. COMPENSATION UPON TERMINATION WITH CAUSE, VOLUNTARY TERMINATION, DEATH OR DISABILITY. This Section 8 applies in the event that the Executive's employment ends during the Term upon a Termination With Cause, a Voluntary Termination, death or Disability or any reason other than a Termination Without Cause or a Voluntary Termination for Good Reason. In any of those events, the Executive (or the Executive's estate in the event of the Executive's death) shall be entitled to receive the Standard Termination Benefits. The “Standard Termination Benefits” are the benefits or amounts described in the following subsections (a) and (b): (a) The Executive shall be entitled to receive any compensation (including Base Salary and accrued but unused vacation) that is earned prior to the Date of Termination but that remains unpaid as of the Date of Termination, which shall be paid in a single cash payment within six (6) days of the Date of Termination. (b) The Executive shall be entitled to receive any benefits due the Executive under the terms of any employee benefit plan maintained by the Company and under the terms of any option, restricted stock or similar equity award; which benefits shall be paid in accordance with the terms of the applicable plan and any award agreement between the Executive and the Company. Except for the Standard Termination Benefits, the Executive shall not be entitled to receive any compensation after the Date of Termination on account of a Termination With Cause, a Voluntary Termination, death, Disability or any reason other than a Termination Without Cause or a Voluntary Termination for Good Reason. 9. COMPENSATION UPON TERMINATION WITHOUT CAUSE OR VOLUNTARY TERMINATION FOR GOOD REASON. This Section 9 applies in the event that the Executive's employment ends upon a Termination Without Cause or a Voluntary Termination for Good Reason. In either of those events but subject to the provisions of this Agreement, the Executive shall be entitled to receive the benefits and amounts described in the following subsections (a), (b), (c), (d) and (e): (a) The Company shall pay or provide the Standard Termination Benefits as provided in Section 8, and all outstanding options, shares of restricted stock and other equity-based awards shall be treated in accordance with the applicable award agreement. (b) The Company shall pay an amount equal to the Multiple (defined in Section 10 of this Agreement) times the Executive's Base Salary at the rate in effect on the Date of Termination (or, in the case of a Voluntary Termination for Good Reason, at the rate in effect before a reduction in Base Salary that constitutes Good Reason for resignation), such amount to be paid in accordance with Section 9(g). (c) The Company shall pay an amount equal to the Multiple times the Executive's "target" Annual Bonus under Section 4(b) for the calendar year that includes the Date of Termination. If the "target" Annual Bonus for such year has not been established by the Committee before the Date of Termination, then the amount payable under this Section 9(c) shall be the Multiple (defined in Section 10 of this Agreement) times the amount equal to one hundred percent (100%) of the Executive's Base Salary (or, in the case of a Voluntary Termination for Good Reason, at the rate in effect before a reduction in Base Salary that constitutes Good Reason for resignation), such amount to be paid in accordance with Section 9(g).

5 (d) The Company shall pay the Executive a prorated Annual Bonus for the year in which the Date of Termination occurs (“Year of Termination Bonus”). The Year of Termination Bonus shall be earned and payable to the extent that predetermined individual and/or annual corporate goals established by the Committee are achieved and any other requirements prescribed by the Committee at the time the performance goals are established are satisfied as determined by the Committee and/or Board. The Year of Termination Bonus shall be the product of (x) the Annual Bonus and (y) a fraction, the numerator of which is the number of days the Executive was employed by the Company during the fiscal year that includes the Date of Termination and the denominator of which is 365, such amount to be paid in accordance with Section 9(g)(4). (e) Subject to the Executive’s valid election to continue healthcare coverage under COBRA, the Company shall reimburse the Executive for premiums paid by the Executive for COBRA coverage for the Executive and the Executive's eligible dependents at the same levels and the same cost to the Executive as would have applied if the Executive’s employment had not been terminated based on the Executive’s elections in effect on the Date of Termination. The Company shall reimburse the Executive for such premium payments for COBRA coverage during the twelve (12) months following the Date of Termination or until the termination of the right to coverage under COBRA, whichever occurs first. Each reimbursement shall be paid within fifteen (15) days of the Executive's substantiated premium payment or, if later, within fifteen (15) days after the Executive's release and waiver of claims becomes effective in accordance with Section 9(f). (f) Notwithstanding the foregoing, no benefits, other than the Standard Termination Benefits, will be paid or provided to, or on behalf of the Executive under this Section 9 unless the Executive has signed and not revoked a release and waiver of claims, in a form reasonably prescribed by the Company and furnished to the Executive not later than five (5) days after the Date of Termination, releasing the Company and its officers, directors and affiliates from all claims the Executive has or may have against such parties, and such release and waiver of claims has become binding and irrevocable on or before the sixtieth (60th) day after the date the Executive's employment ends upon a Termination Without Cause or a Voluntary Termination for Good Reason. (g) Subject to the requirements of Section 9(f) and the provisions of Sections 9(h) and 14(g), the total of the amounts described in Section 9(b), (c) and (d) (the "Cash Severance") shall be payable as described in the applicable provisions of this Section 9(g). (1) If a Control Change Event and a Control Change Date have not occurred during the two (2) year period ending on the date of the Executive's Separation from Service, then the Cash Severance shall be payable in twenty-four (24) equal or nearly equal monthly installments. The first installment shall be payable on the sixtieth (60th) day after the Date of Termination or, if later, on the sixtieth (60th) day after the Executive's Separation from Service. The remaining installments shall be payable on the first day of the month, beginning after the date on which the first installment is payable and on the first day of each month thereafter until all of the Cash Severance has been paid. (2) If a Control Change Date and a Control Change Event have occurred during the two (2) year period ending on the date of the Executive's Separation from Service, then the Cash Severance shall be payable in a single cash payment on the sixtieth (60th) day after the Date of Termination or, if later, on the sixtieth (60th) day after the Executive's Separation from Service. (3) If the Executive’s employment ends upon a Termination Without Cause before a Control Change Date and a Control Change Event and a Control Change Date occur within the nine (9)- month period following the Date of Termination, such that the Multiple is two (2.0) rather than one and one half (1.5) in accordance with Section 10(f) below, then the amount by which the Cash Severance is increased as a result of the increased Multiple shall be paid in substantially equal installments together with, and at the same time as, the remaining Cash Severance installments payable under Section 9(g)(1) on or after the

6 Control Change Date. (4) If the Executive is to receive a Year of Termination Bonus, it shall be paid in a lump sum on or about the same date that the Company makes Annual Bonus payments to its Named Executive Officers. (h) Notwithstanding any other provision of this Section 9, each payment of the Cash Severance, other than Cash Severance payable on account of a termination of the Executive's employment upon a Termination Without Cause, that is payable under Section 9(g)(1) and that becomes payable before a Control Change Date occurs shall be subject to reduction or offset by the amount of any compensation that the Executive earns for personal services (other than amounts payable by the Company) after the Date of Termination and during the period in which such Cash Severance is otherwise payable. Following a termination of the Executive's employment upon a Voluntary Termination for Good Reason the Executive agrees to promptly notify the Company of any employment or other services that the Executive provides during such period and the amount of compensation payable to the Executive for those services so that the Company can give effect to the offset described in this Section 9(h). 10. DEFINITIONS. For the purposes of this Agreement, the following terms shall have the following definitions: (a) "COBRA" means continued group health plan coverage under Section 4980B of the Code. (b) "Code" means the Internal Revenue Code of 1986, as amended. (c) "Control Change Date" for purposes of this Agreement, has the same meaning as such term is defined in the Company's 2024 Equity Incentive Plan. (d) "Control Change Event" has the same meaning as such term is defined under Treasury Regulation §1.409A-3(i)(5). (e) "Disability" means that the Executive is "disabled'' within the meaning of Section 409A(a)(2)(C) of the Code. (f) "Multiple" is one and one half (1.5) if the Executive's employment ends upon a Termination Without Cause pursuant to a Notice of Termination given by the Company before the date of a Control Change Date and a Control Change Date does not occur within nine (9) months after the Date of Termination or if the Executive's employment ends upon a Voluntary Termination for Good Reason pursuant to a Notice of Termination given by the Executive before the date of a Control Change Date. The Multiple is two (2.0) if the Executive's employment ends upon a Termination Without Cause on or after the date of a Control Change Date or within the nine (9)-month period preceding the date of a Control Change Date or if the Executive's employment ends upon a Voluntary Termination for Good Reason on or after the date of a Control Change Date. (g) "Separation from Service" has the same meaning as such term is defined under Treasury Regulation §1.409A-1(h). (h) "Specified Employee" has the same meaning as such term is defined under Treasury Regulation §1.409A-1(i).

7 (i) "Termination With Cause" means the termination of the Executive's employment by act of the Board on account of (i) the Executive's failure to perform a material duty or the Executive's material breach of an obligation set forth in this Agreement or a breach of a material and written Company policy other than by reason of mental or physical illness or injury, (ii) the Executive's breach of Executive's fiduciary duties to the Company, (iii) the Executive's misconduct that is demonstrably and materially injurious to the Company, monetarily or otherwise; provided that, in the case of the foregoing clauses (i)-(iii), following written notice from the Board describing any such event, such event is not cured, to the reasonable satisfaction of the Board, within thirty (30) days after such notice is received by the Executive, or (iv) the Executive's conviction of, or plea of guilty or nolo contendere to, a felony or crime involving moral turpitude or fraud or dishonesty involving assets of the Company. (j) "Termination Without Cause" means the termination of the Executive's employment by act of the Board that does not constitute a Termination With Cause. For the avoidance of doubt, termination of the Executive's employment on account of death, Disability, Voluntary Termination or a Non-Renewal is not a Termination Without Cause. (k) "Voluntary Termination" means the Executive's voluntary termination of employment hereunder for any reason other than a Voluntary Termination for Good Reason. For purposes of this Section 10(k), the term Voluntary Termination does not include a voluntary refusal to perform services on account of a vacation taken in accordance with Section 5(a) hereof, the Executive's failure to perform services on account of the Executive's illness or injury or the illness or injury of a member of the Executive's immediate family, provided such illness is adequately substantiated at the reasonable request of the Company, or any other absence from service with the written consent of the Board. (l) "Voluntary Termination for Good Reason" means the Executive's termination of employment hereunder on account of the occurrence of any one or more of the following events without the Executive’s prior written consent, unless the Company fully corrects the circumstances constituting Good Reason (provided such circumstances are capable of correction) as provided below: (i) the Company's material breach of the terms of this Agreement or a direction from the Board that the Executive act or refrain from acting which in either case would be unlawful or contrary to a material and written Company policy, (ii) a material diminution in the Executive's duties, functions and responsibilities to the Company and its affiliates or the Company preventing the Executive from fulfilling or exercising the Executive's material duties, functions and responsibilities to the Company and its affiliates, excluding for these purposes any isolated, insubstantial or inadvertent actions not taken in bad faith and which are remedied by the Company promptly after receipt of notice thereof given by the Executive, (iii) a material reduction in the Executive's Base Salary or target Annual Bonus opportunity, other than as part of an across-the-board reduction applicable to the Company’s senior executives generally, or (iv) a requirement that the Executive relocate the Executive's employment more than fifty (50) miles from the location of the Company's principal office in Austin, Texas. The Executive's resignation shall not be deemed a "Voluntary Termination for Good Reason" unless the Executive gives the Board written notice (delivered within thirty (30) days after the Executive knows of the event, action, etc. that the Executive asserts constitutes Good Reason), the event, action, etc. that the Executive asserts constitutes Good Reason is not cured, to the reasonable satisfaction of the Executive, within thirty (30) days after such notice and the Executive resigns effective not later than thirty (30) days after the expiration of such cure period. 11. CODE SECTION 280G. The benefits that the Executive may be entitled to receive under this Agreement and other benefits that the Executive is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Agreement, are referred to as "Payments"), may constitute Parachute Payments that are subject to Sections 280G and 4999 of the Code. As provided in this Section 11, the Parachute Payments will be reduced if, and only to the extent that, a reduction will allow the Executive to receive a greater Net After Tax Amount than the Executive would

8 receive absent a reduction. (a) The Accounting Firm will first determine the amount of any Parachute Payments that are payable to the Executive. The Accounting Firm also will determine the Net After Tax Amount attributable to the Executive's total Parachute Payments. (b) The Accounting Firm will next determine the largest amount of Payments that may be made to the Executive without subjecting the Executive to tax under Section 4999 of the Code (the "Capped Payments"). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments. (c) The Executive will receive the total Parachute Payments or the Capped Payments, whichever provides the Executive with the higher Net After Tax Amount. If the Executive will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any benefits under this Agreement or any other plan, agreement or arrangement that are not subject to Section 409A of the Code (with the source of the reduction to be directed by the Executive) and then by reducing the amount of any benefits under this Agreement or any other plan, agreement or arrangement that are subject to Section 409A of the Code (with the source of the reduction to be directed by the Executive). The Accounting Firm will notify the Executive and the Company if they determine that the Parachute Payments must be reduced to the Capped Payments and will send the Executive and the Company a copy of its detailed calculations supporting that determination. (d) As a result of the uncertainty in the application of Sections 280G and 4999 of the Code at the time that the Accounting Firm makes its determinations under this Section 11, it is possible that amounts will have been paid or distributed to the Executive that should not have been paid or distributed under this Section 11 ("Overpayments"), or that additional amounts should be paid or distributed to the Executive under this Section 11 ("Underpayments"). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Executive, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Executive must repay the Overpayment to the Company, without interest; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Executive to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Executive is subject to tax under Section 4999 of the Code or generate a refund of tax imposed under Section 4999 of the Code. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Executive and the Company of that determination, and the amount of that Underpayment will be paid to the Executive promptly by the Company. (e) For purposes of this Section 11, the term "Accounting Firm" means the independent accounting firm engaged by the Company immediately before the Control Change Date. For purposes of this Section 11, the term "Net After Tax Amount" means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Sections 1, 3101(b) and 4999 of the Code and any State or local income taxes applicable to the Executive on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Section 11, the term "Parachute Payment" means a payment that is described in Section 280G(b)(2) of the Code, determined in accordance with Section 280G of the Code and the regulations promulgated or proposed thereunder.

9 12. CODE SECTION 409A. This Agreement and the amounts payable and other benefits provided under this Agreement are intended to comply with, or otherwise be exempt from, Section 409A of the Code ("Section 409A"), after giving effect to the exemptions in Treasury Regulation section 1.409A-1(b)(3) through (b)(12). This Agreement shall be administered, interpreted and construed in a manner consistent with Section 409A. If any provision of this Agreement is found not to comply with, or otherwise not be exempt from, the provisions of Section 409A, it shall be modified and given effect, in the sole discretion of the Board and without requiring the Executive's consent, in such manner as the Board determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A; provided, however, that in exercising its discretion under this Section 12, the Board shall modify this Agreement in the least restrictive manner necessary and without reducing any payment or benefit due under this Agreement. Each payment under this Agreement shall be treated as a separate identified payment for purposes of Section 409A. (a) With respect to any reimbursement of expenses of, or any provision of in-kind benefits to, the Executive, as specified under this Agreement, such reimbursement of expenses or provision of in- kind benefits shall be subject to the following limitations: (i) the expenses eligible for reimbursement or the amount of in-kind benefits provided in one taxable year shall not affect the expenses eligible for reimbursement or the amount of in-kind benefits provided in any other taxable year, except for any medical reimbursement arrangement providing for the reimbursement of expenses referred to in Section 105(b) of the Code; (ii) the reimbursement of an eligible expense shall be made as specified in this Agreement and in no event later than the end of the year after the year in which such expense was incurred and (iii) the right to reimbursement or in-kind benefit shall not be subject to liquidation or exchange for another benefit. (b) If a payment obligation under this Agreement arises on account of a Control Change Date or the Executive's termination of employment and such payment obligation constitutes "deferred compensation" (as defined under Treasury Regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation section 1.409A-1(b)(3) through (b)(12)), it shall be payable only if the Change in Control constitutes a Control Change Event or after the Executive's Separation from Service; provided, however, that if the Executive is a Specified Employee, any such payment that is scheduled to be paid within six (6) months after such Separation from Service shall accrue without interest and shall be paid on the first day of the seventh (7th) month beginning after the date of the Executive's Separation from Service or, if earlier, within fifteen (15) days after the appointment of the personal representative or executor of the Executive's estate following the Executive's death. 13. TAX WITHHOLDING. All payments to be made under this Agreement shall be reduced by applicable income and employment tax withholdings. 14. COVENANTS OF THE EXECUTIVE. (a) General Covenants of the Executive. The Executive acknowledges that (i) the principal business of the Company is acquiring, owning, renovating and developing lodging properties (such business, and any and all other businesses that after the date hereof, and from time to time during the Term, become material with respect to the Company's then-overall business, herein being collectively referred to as the "Business"), (ii) the Company knows of a limited number of persons who have developed the Business; (iii) the Business is, in part, national in scope; (iv) the Executive's work for the Company and its subsidiaries has given and will continue to give the Executive access to the confidential affairs, proprietary information and trade secrets of the Company; (v) the covenants and agreements of the Executive contained in this Section 14 are essential to the business and goodwill of the Company; and (vi) the Company would not have entered into this Agreement but for the covenants and agreements set forth in this Section 14.

10 (b) Covenants Against Competition. The covenant against competition herein described shall apply during the Executive's employment with the Company and its subsidiaries and, if a Control Change Date has not occurred, following a termination of the Executive's employment with the Company and its subsidiaries for any reason until the earlier of the first anniversary of such termination or a Control Change Date (the "Restriction Period"). During the Restriction Period the Executive shall not, directly or indirectly, own, manage, control or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated with, in an executive, senior management, strategic or professional capacity, whether as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity, that is similar to an engagement in an executive, senior management, strategic or professional capacity although otherwise named in any business or venture engaged in the Business and that owns at least twenty-five (25) hotels or any publicly traded lodging REIT (real estate investment trust); provided, however, that, notwithstanding the foregoing, (i) the Executive may own or participate in the ownership of any entity which the Executive owned or managed or participated in the ownership or management of prior to the Effective Date, which ownership, management or participation has been disclosed to the Company; and (ii) the Executive may invest in securities of any entity, solely for investment purposes and without participating in the business thereof, if (A) such securities are traded on any national securities exchange or the National Association of Securities Dealers, Inc. Automated Quotation System or equivalent non-U.S. securities exchange, (B) the Executive is not a controlling person of, or a member of a group which controls, such entity and (C) the Executive does not, directly or indirectly, own one percent (1%) or more of any class of securities of such entity. Notwithstanding the foregoing, this Section 14(b) shall not apply after the Executive's Termination Without Cause or Voluntary Termination for Good Reason. (c) Confidentiality. During and after the Executive's employment with the Company and its affiliates, except in connection with the business and affairs of the Company and its affiliates: the Executive shall keep secret and retain in strictest confidence, and shall not use for the Executive's benefit or the benefit of others, all confidential matters relating to the Business and the business of any of its affiliates and to the Company and any of its affiliates, learned by the Executive heretofore or hereafter directly or indirectly from the Company or any of its subsidiaries (or any predecessor of either) (the "Confidential Company Information"), including, without limitation, information with respect to the Business and any aspect thereof, profit or loss figures, and the Company's or its affiliates' (or any of their predecessors) properties, and shall not disclose such Confidential Company Information to anyone outside of the Company except with the Company's express written consent and except for Confidential Company Information which (i) at the time of receipt or thereafter becomes publicly known through no wrongful act of the Executive; (ii) is clearly obtainable in the public domain; (iii) was not acquired by the Executive in connection with the Executive's employment or affiliation with the Company; (iv) was not acquired by the Executive from the Company or its representatives or from a third-party who has an agreement with the Company not to disclose such information; (v) was legally in the possession of or developed by the Executive prior to the Effective Date; or (vi) is required to be disclosed by rule of law or by order of a court or governmental body or agency. (d) Nonsolicitation. During the Restriction Period, the Executive shall not, without the Company's prior written consent, directly or indirectly, (i) knowingly solicit or knowingly encourage to leave the employment or other service of the Company or any of its affiliates, any employee employed by the Company on the Date of Termination or knowingly hire (on behalf of the Executive or any other person or entity) any employee employed by the Company on the Date of Termination who has left the employment or other service of the Company or any of its affiliates (or any predecessor of either) within one (1) year of the termination of such employee's or independent contractor's employment or other service with the Company and its affiliates; or (ii) whether for the Executive's own account or for the

11 account of any other person, firm, corporation or other business organization, intentionally interfere with the Company's or any of its affiliates’ relationship with, or endeavor to entice away from the Company or any of its affiliates, any person who during the Executive's employment with the Company is or was a customer or client of the Company or any of its affiliates (or any predecessor of either). Notwithstanding the above, nothing shall prevent the Executive from soliciting loans, investment capital, or the provision of management services from third parties engaged in the Business if the activities of the Executive facilitated thereby do not otherwise adversely interfere with the operations of the Business. (e) Company Property. During and after the Executive's employment with the Company and its affiliates, all memoranda, notes, lists, records, property and any other tangible product and documents (and all copies thereof) made, produced or compiled by the Executive or made available to the Executive during the Term concerning the Business of the Company and its affiliates shall be the Company's property and shall be delivered to the Company at any time on request. Notwithstanding the above, the Executive's contacts and contact data base shall not be the Company's property. Notwithstanding the above, software, methods and material developed by the Executive prior to the Term of the Agreement shall not be the Company's property. (f) Nondisparagement. The Executive agrees that during and after the Executive's employment with the Company and its affiliates, the Executive will not make any negative comments or otherwise disparage the Company or its officers, the Board or individual directors, employees, shareholders or agents. Similarly, the Company agrees that during and after the Term, the Company will instruct the Company's executive officers and members of the Board to not make any negative comments or otherwise disparage the Executive. The preceding sentences shall not be violated by (i) truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings) or (ii) communications by the Executive to the Board or an officer of the Company or by the Board, members of the Board, Company officers, executives or members of management that are made in the good faith performance of their duties. (g) Rights and Remedies upon Breach. The Executive acknowledges and agrees that any breach by the Executive of any of the provisions of this Section 14 (the "Covenants") would result in irreparable injury and damage for which money damages, would not provide an adequate remedy. Therefore, if the Executive breaches, or threatens to commit a breach of, any of the Covenants, the Company and its affiliates shall have the right and remedy to have the Covenants specifically enforced (without posting bond and without the need to prove damages) by any court having equity jurisdiction, including, without limitation, the right to an entry against the Executive of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants. This right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Company and its affiliates under law or in equity (including, without limitation, the recovery of damages). The existence of any claim or cause of action by the Executive, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of the Covenants. The Company has the right to cease making the payments of any Cash Severance installments that remains payable under Section 9(g)(1) or other benefits to the Executive in the event of a material breach of any of the Covenants that, if capable of cure and not willful, is not cured within thirty (30) days after receipt of notice thereof from the Company. (h) Severability. The Executive acknowledges and agrees that the Executive has had an opportunity to seek advice of counsel in connection with this Agreement; and that the Covenants are reasonable in geographical and temporal scope and in all other respects. If it is determined that any of the provisions of this Agreement, including, without limitation, any of the Covenants, or any part

12 thereof, is invalid or unenforceable, the remainder of the provisions of this Agreement shall not thereby be affected and shall be given full effect, without regard to the invalid portions. (i) Duration and Scope of Covenants. If any court or other decision maker of competent jurisdiction determines that any of the Covenants, or any part thereof, are unenforceable because of the duration or geographical scope of such provision, then, after such determination has become final and unappealable, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced. (j) Enforceability of Restrictive Covenants; Jurisdictions. The Company and the Executive intend to and hereby consent to jurisdiction to enforce the Covenants upon the courts of any jurisdiction within the geographical scope of the Covenants. If the courts of any one or more of such jurisdictions hold the Covenants wholly unenforceable by reason of breadth of scope or otherwise it is the intention of the Company and the Executive that such determination not bar or in any way affect the Company's right, or the right of any of its affiliates, to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Covenants, as to breaches of such Covenants in such other respective jurisdictions, such Covenants as they relate to each jurisdiction's being, for this purpose, severable, diverse and independent covenants, subject, where appropriate, to the doctrine of res judicata. (k) Defend Trade Secrets Act. 18 U.S.C. § 1833(b) provides: "An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal." Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Accordingly, the parties to this Agreement have the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The parties also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose a trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret except pursuant to court order. (l) Whistleblower. Notwithstanding anything to the contrary contained herein, no provision of this Agreement shall be interpreted so as to impede the Executive (or any other individual) from: (i) communicating directly with, cooperating with, or providing information to, or receiving financial awards from, any federal, state or local government agency, including without limitation the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice, the U.S. Equal Employment Opportunity Commission, or the U.S. National Labor Relations Board, without notifying or seeking permission from the Company, (ii) exercising any rights the Executive may have under Section 7 of the U.S. National Labor Relations Act, such as the right to engage in concerted activity, including collective action or discussion concerning wages or working conditions, or (iii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct that the Executive has reason to believe is unlawful. The Executive does not need the prior authorization of the Company to make any such reports or disclosures, and the Executive shall not be required to notify the Company that such reports or disclosures have been made.

13 15. NOTICES. All notices or deliveries authorized or required pursuant to this Agreement shall be deemed to have been given when in writing and personally delivered or three (3) days following the date when deposited in the U.S. mail, certified, return receipt requested, postage prepaid, addressed to the parties at the following addresses or to such other addresses as either may designate in writing to the other party: To the Company: Summit Hotel Properties, Inc. Attn: Corporate Secretary 13215 Bee Cave Parkway, Suite B-300 Austin, Texas 78738 To the Executive: At the address reflected in the Company’s payroll records 16. EXECUTIVE REPRESENTATIONS AND WARRANTIES. The Executive hereby represents and warrants to the Company there are no covenants or restrictions prohibiting the Executive from entering into this Agreement or accepting employment with the Company in the capacities stated herein. If the Executive is found to be willfully and knowingly in breach of this Section 16, the Company shall have the right to pursue a Termination With Cause for such breach. 17. ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and shall not be modified in any manner except by instrument in writing signed, by or on behalf of, the parties hereto. Effective as of the Effective Date, this Agreement supersedes all prior agreements or understandings with respect to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto. 18. ARBITRATION. Any claim or controversy arising out of, or relating to, this Agreement or its breach or the Executive's employment with the Company, other than a claim or controversy arising under Section 14, shall be settled by arbitration in Austin, Texas in accordance with the governing Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association. Judgment upon the award rendered may be entered in any court of competent jurisdiction. In the event one of the parties hereto requests an arbitration proceeding under this Agreement, such proceeding shall commence within thirty (30) days from the date of such request. The prevailing party shall be entitled to reasonable attorney's fees and costs. 19. APPLICABLE LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Texas. 20. NO SETOFF. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by a setoff, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take other action by way of mitigation of the amounts payable to the Executive under the provisions of this Agreement. The provisions of this Section 20 do not affect or detract from the Company's rights under Section 9(h), Section 14 or Section 22.

14 21. ASSIGNMENT. The Executive acknowledges that the Executive's services are unique and personal. Accordingly, the Executive may not assign the Executive's rights or delegate the Executive's duties or obligations under this Agreement. The Executive's rights and obligations under this Agreement shall inure to the benefit of and shall be binding upon the Executive's successors and assigns. 22. RECOUPMENT. The Executive acknowledges and agrees that any incentive compensation, whether payable in cash or equity that is payable under this Agreement or under any other agreement or any plan or arrangement, is subject to recoupment or repayment if such action is required under applicable law or the terms of any Company recoupment or "clawback" policy as in effect on the date that such compensation or benefit was paid. 23. HEADINGS. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions. [Signatures on following page]

15 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above. SUMMIT HOTEL PROPERTIES, INC. /s/ Christopher Eng___________________ By: Christopher Eng__________________ Its: EVP & General Counsel____________ EXECUTIVE: /s/ Adam Wudel_____________________ Adam Wudel